FORM 8-K


                            SECURITIES AND EXCHANGE COMMISSION
                                   Washington, DC 20549



                                      CURRENT REPORT



                              Pursuant to Section 13 or 15(d)
                          of the Securities Exchange Act of 1934




Date of Report:  April 27, 2004             Commission File No. 0-8788




                             DELTA NATURAL GAS COMPANY, INC.
                 (Exact name of registrant as specified in its charter)



          KENTUCKY                                       61-0458329
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)


             3617 Lexington Road
             Winchester, Kentucky                            40391
(Address of principal executive offices                   (Zip Code)



        Registrant's telephone number, including area code (859) 744-6171.



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INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE.


     On April 5, 2004, the Registrant filed a request for increased rates with the Kentucky Public Service Commission (PSC). This general rate case (Case No. 2004-00067) requested an annual revenue increase of approximately $4,277,000, an increase of 7.4%. The test year for the case was the twelve months ended December 31, 2003. The increased rates were requested to become effective May 5, 2004.

     On April 23, 2004, the PSC issued an Order in the above case suspending the implementation of the proposed rates up to and including October 4, 2004 so that the PSC could investigate and determine the reasonableness of the proposed rates. A hearing will be scheduled for the cross-examination of witnesses.

     Although management is of the opinion that its request is reasonable, it is unable to predict the outcome of the proceeding.


                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                            DELTA NATURAL GAS COMPANY, INC.
                                                              (Registrant)


                                            By___/s/John F. Hall_______________
                                                    John F. Hall
                                                    Vice President - Finance,
                                                    Secretary & Treasurer
                                                          (Signature)

Date:  April 27, 2004